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                        Commission on February 14, 2003

                           PROXY STATEMENT PURSUANT
                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                               MERCURY FUNDS II
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                                       2

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                 Mercury Low Duration Fund of Mercury Funds II
                            800 Scudders Mill Road
                             Plainsboro, NJ 08536


                                                            February 13, 2003


Dear Shareholder,


As a shareholder of Mercury Low Duration Fund of Mercury Funds II ("Mercury Low Duration" or the "Fund"), you are being asked to vote on a proposed reorganization of the Fund. Because your vote is very important, we would like to take this opportunity to explain the proposed reorganization and encourage you to vote.

What is the proposed reorganization?

The Board of Trustees of Mercury Funds II has approved a proposed reorganization in which Mercury Low Duration would be acquired by Merrill Lynch Low Duration Fund of Merrill Lynch Investment Managers Funds, Inc. ("ML Low Duration"). If the shareholders of Mercury Low Duration approve this reorganization, you will become a shareholder of ML Low Duration. The shares of ML Low Duration that you receive in the reorganization will be of the equivalent class and be subject to the same distribution fees, account maintenance fees and sales charges, including any contingent deferred sales charges, as your Mercury Low Duration shares. In addition, the shares of ML Low Duration that you receive in the reorganization will have the same aggregate net asset value as your Mercury Low Duration shares. Therefore, the net asset value of your shares will not change as a result of the reorganization. Your rights and privileges as a shareholder also will not change substantially as a result of the reorganization, and the shareholder services available to you after the reorganization will be similar to the services currently available to you.

Why is the Board recommending approval of this reorganization?

The Board of Mercury Funds II has determined that the shareholders of Mercury Low Duration are likely to benefit from the reorganization and recommends that you vote to approve it. After the reorganization, shareholders of Mercury Low Duration will remain invested in a mutual fund having the same investment objectives and policies as Mercury Low Duration. In addition, it is expected that the Mercury Low Duration shareholders will be invested in a substantially larger fund, which should provide improved economies of scale and a lower total operating expense ratio than Mercury Low Duration.

Why is your vote important?

Approval of the reorganization requires the affirmative vote of Mercury Low Duration shareholders representing a majority of all Mercury Low Duration shares represented in person or by proxy and entitled to be voted thereon at the meeting. In order to reduce the need for additional costly solicitation efforts or a meeting adjournment, please take the time to vote your shares prior to the March 21, 2003 special shareholder meeting.

How do you vote?

There are three ways for you to vote your shares:

o Phone: The automated number 1-800-690-6903 is available to accept your vote. Please have your proxy card available at the time of the call.
o Internet: The website www.proxyvote.com can be accessed using the 12-digit control number printed on your proxy card.
o Mail: The proxy card can be completed and returned in the enclosed postage paid envelope.

For more information regarding the proxy materials or for help in voting your shares, please contact our proxy solicitor, Georgeson Shareholder, at 1-866-243-5166 or contact your Financial Advisor.